SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Bank of South Carolina Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIAL OF
BANK OF SOUTH CAROLINA CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 14, 2009
To Our Shareholders:
The Annual Meeting of Shareholders of Bank of South Carolina Corporation (the “Company”) will be held at 256 Meeting Street, Charleston, South Carolina, on Tuesday, April 14, 2009, at 2:00 p.m., for the following purposes:
1.	To elect seventeen (17) Directors to serve until the Company’s 2010 Annual Meeting of Shareholders;

2.	To ratify the appointment of Elliott Davis, LLC, as independent certified public accountants for 2009;

3.	To transact such other business as may properly come before the meeting.
Shareholders of record at the close of business on February 27, 2009, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
You may revoke your Proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting. The Board of Directors of the Company solicits the accompanying form of Proxy.
PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
By Order of the Board of Directors
/s/Richard W. Hutson
Richard W. Hutson
Secretary
February 26, 2009

BANK OF SOUTH CAROLINA CORPORATION
256 Meeting Street
Charleston, South Carolina 29401

PROXY STATEMENT
This Proxy Statement, which is first being mailed to Shareholders on or about March 10, 2009, is provided in conjunction with the solicitation of proxies by the Board of Directors of Bank of South Carolina Corporation (the “Company”) for use at the 2009 Annual Shareholders’ Meeting of the Company. The Notice of Meeting, Proxy Form and Annual Report are enclosed in this package.
The Proxy
The Board of Directors of the Company selected the persons named as proxies on the enclosed Proxy Form. No officer or employee of the Company or any subsidiary may be named as proxy.
The solicitation of proxies on behalf of the Board of Directors is conducted by Directors, officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the “Bank”), at no additional compensation over regular salaries. The cost of printing and mailing of all proxy materials has been paid by the Company. Brokers and others involved in handling and forwarding the proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of Nominees will be reimbursed for their reasonable expenses in doing so.
Voting Rights
The Common Stock of the Company is its only class of voting securities. On February 27, 2009, there were issued and outstanding 3,976,599 shares of Common Stock (no par value). Each share is entitled to one vote; provided, however, that Shareholders have cumulative voting rights for the election of Directors. The right to cumulate votes means that the Shareholders are entitled to multiply the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.
CUMULATIVE VOTING SHALL APPLY FOR THE ELECTION OF DIRECTORS
The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes.
The Board of Directors of the Company has fixed the close of business February 27, 2009, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. Proxies properly executed by Shareholders of record on February 27, 2009, and received in time for the meeting, will be voted as specified on all business to be acted upon at the meeting and any adjournment thereof.
Right of Revocation
Any Shareholder executing a Proxy for the meeting on the Proxy Form provided may revoke the Proxy in writing delivered to the President of the Company prior to the meeting or by attending the meeting and voting in person.

Principal Shareholders of the Company
To the extent known to the Board of Directors of the Company, as of February 27, 2009, the only Shareholders of the Company having beneficial ownership of more than 5% of the shares of Common Stock of the Company are as set forth below:

Name & Address of	Amount & Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class
Hugh C. Lane, Jr. (1) 30 Church Street Charleston, SC 29401	492,014	(2)	12.37%

The Bank of South Carolina Employee Stock Ownership Plan and Trust (“the ESOP”) 256 Meeting Street Charleston, SC 29401	226,533	(3)	5.70%

(1)
To the extent known to the Board of Directors, the Marital Trust for the benefit of Beverly G. Lane, Beverly G. Lane Trust, Beverly G. Jost, Kathleen L. Schenck, Charles G. Lane and Hugh C. Lane Jr., collectively, have beneficial ownership of 663,164 shares or 16.68% of the outstanding shares. As more fully described in the following footnotes, Hugh C. Lane, Jr. is the only one of the above who has a beneficial ownership interest in more than 5% percent of the Company’s Common Stock. Hugh C. Lane, Jr. disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as trustee or she serves as custodian (as more fully described in the following footnote).

(2)
To the extent known to the Board of Directors, Hugh C. Lane, Jr., an Executive Officer and Director of the Bank and the Company, directly owns and has sole voting and investment power with respect to 262,469 shares; as trustee for three trust accounts holding an aggregate of 115,533 shares, he has sole voting and investment power with respect to such shares; as a co-trustee for two trust accounts holding 2,298 shares, he has joint voting and investment power with respect to such shares; as a trustee for the Mills Bee Lane Memorial Foundation, he has shared voting and investment power with respect to 9,831 shares; as trustee for the ESOP, he has joint voting and investment power with respect to 3,962 unallocated shares; he is indirectly beneficial owner of 12,764 shares owned by his wife and an aggregate of 48,965 shares held by his wife as custodian for their son, and 36,192 shares owned by the ESOP in which he has a vested interest. All of the shares beneficially owned by Hugh C. Lane, Jr. are currently owned. Hugh C. Lane, Jr. has had beneficial ownership of more than 5% of the Bank’s Common Stock since October 23, 1986, and more than 10% since November 16, 1988.

(3)
The Trustees of the ESOP, Thomas C. Stevenson, III, a Director of the Bank and the Company, Sheryl G. Sharry, an officer of the Bank and Hugh C. Lane, Jr., an Executive Officer and Director of the Bank and the Company, disclaim beneficial ownership of the 226,533 shares owned by the ESOP with 222,571shares allocated to members of the plan each of whom under the terms of the plan has the right to direct the Trustees as to the manner in which voting rights are to be exercised. The Trustees have joint voting and investment power with respect to 3,962 unallocated shares held in the ESOP.

Beneficial Ownership of Common Stock of the Company
The following table sets forth the number of shares of Common Stock (the only class of outstanding equity securities of the Company) known by the Company to be beneficially owned by each Nominee for election as Director and by the Executive Officers and Directors of the Company as a group as of February 27, 2009. Except as otherwise indicated in the footnotes to the table, the persons named possess sole voting and investment power with respect to the shares shown opposite their names. As of February 27, 2009, no Executive Officer, Director or Nominee beneficially owned more than

10% of the outstanding shares of the Company other than Hugh C. Lane, Jr. As of February 27, 2009, the Executive Officers, Directors and Nominees beneficially owned 994,646 shares, representing approximately 25.01% of the outstanding shares.
As of February 27, 2009, the beneficial ownership of Common Stock of the Company by all current Directors and each Nominee for Director was as set forth in the following table:

Name & Address of	Amount & Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class

David W. Bunch 6605 Seewee Road Awendaw, SC 29429	450		.011%

C. Ronald Coward 537 Planters Loop Mt. Pleasant, SC 29464	50,295	(1)	1.265%

Graham M. Eubank, Jr. 791 Navigators Run Mt. Pleasant, SC 29464	550		.014%

Fleetwood S. Hassell 30 New Street Charleston, SC 29401	61,046	(1)	1.535%

Glen B. Haynes, DVM 101 Drayton Drive Summerville, SC 29464	3,276		.082%

William L. Hiott, Jr. 1831 Capri Drive Charleston, SC 29407	147,227	(1)	3.702%

Katherine M. Huger 1 Bishop Gadsden Way, C-17 Charleston, SC 29412	8,051	(1)	.202%

Richard W. Hutson, Jr. 124 Tradd Street Charleston, SC 29401	1,525		.038%

Charles G. Lane 10 Gillon Street Charleston, SC 29401	173,976	(1)	4.375%

Hugh C. Lane, Jr. 30 Church Street Charleston, SC 29401	492,014	(1)	12.373%

Louise J. Maybank 8 Meeting Street Charleston, SC 29401	44,907	(1)	1.129%

Name & Address of	Amount & Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class

Dr. Linda J. Bradley McKee, CPA 3401 Waterway Blvd. Isle of Palms, SC 29451	861		.022%

Alan I. Nussbaum, MD 37 Rebellion Road Charleston, SC 29407	703		.018%

Edmund Rhett, Jr., MD 17 Country Club Drive Charleston, SC 29412	2,387	(1)	.060%

Malcolm M. Rhodes, MD 7 Guerard Road Charleston, SC 29407	1,787		.045%

David R. Schools 317 Coinbow Drive Mount Pleasant, SC 29464	100		.003%

Thomas C. Stevenson, III 173 Tradd Street Charleston, SC 29401	25,171	(1)	.633%

(1)
To the extent known to the Board of Directors, each of the following Directors and Nominees for election as Directors (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: C. Ronald Coward — an aggregate of 1,663 shares owned by a company of which he is chairman and director; Fleetwood S. Hassell — an aggregate of 10,520 shares owned by his wife, held by him as trustee for the revocable trust of his father, held by him as a co-trustee with Charles G. Lane for the children of Hugh C. Lane, Jr. and 24,069 shares owned by the ESOP, in which he has a vested interest; William L. Hiott, Jr. — an aggregate of 8,050 shares directly owned by his wife and 23,289 shares owned by the ESOP, in which he has a vested interest; Katherine M. Huger — 731 shares owned by her husband; Charles G. Lane — an aggregate of 68,273 shares owned by his wife, held by her as custodian for two of their children, held by him as a co-trustee with Hugh C. Lane, Jr. under one trust for a sisters children, held by him as a co-trustee with Fleetwood S. Hassell for the children of Hugh C. Lane, Jr., held by him as co-trustee under the Irrevocable Trust of Hugh C. Lane and held by him as a trustee of Mills Bee Lane Memorial Foundation; Hugh C. Lane, Jr. — an aggregate of 193,353 shares owned by his wife, held by his wife as custodian for their son, held by him as a co-trustee with Charles G. Lane under one trust for a sisters children, held by him as trustee under the Hugh C. Lane Trust for the benefit of three of the grandchildren of Hugh C. Lane, held by him as trustee for the Beverly Glover Lane Trust, held by him as a trustee for the Hugh C. Lane Irrevocable Trust, held by him as trustee for the Marital Trust for the benefit of Beverly Glover Lane, held by him as a trustee of Mills Bee Lane Memorial Foundation, held by him as trustee of the ESOP (unallocated shares), and 36,192 shares owned by the ESOP in which he has a vested interest; Louise J. Maybank — 15,506 shares held by her as a co-trustee for a Family Charitable Trust; Edmund Rhett, Jr.MD — 756 shares owned by his wife; and Thomas C. Stevenson, III- an aggregate of 24,440 shares held by him as co-trustee under a Marital Trust, held by him as co-trustee of a QTip Trust, and held by him as trustee of the ESOP (unallocated shares). All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors and Nominees.

As a group, all Directors, Nominees and Executive Officers (including Hugh C. Lane, Jr., President and Chief Executive Officer; Fleetwood S. Hassell Executive Vice President; and William L. Hiott, Jr., Executive Vice President and Treasurer) are seventeen in number and beneficially own an aggregate of 994,646 shares, representing 25.01% of the issued and outstanding Common Stock of the Company. All of these shares beneficially owned by the Directors, Nominees and Executive Officers are currently owned.
Independence of Directors
With the exception of Hugh C. Lane, Jr., Fleetwood S. Hassell, and William L. Hiott, Jr., all Executive Officers of the Company, and Charles G. Lane, brother of Hugh C. Lane, Jr., all of the Directors proposed to be elected are independent and they constitute a majority of the Board of Directors.
Election of Directors
Fifteen Directors, constituting the current Board of Directors, will be elected at the Annual Meeting, each to hold office for one year and until a successor shall have been duly elected or appointed and shall have qualified. In addition the Nominating Committee of the Company Board of Directors recommended at its’ December 17, 2008 meeting to approve David W. Bunch and David R. Schools, for nomination to the Board of Directors. This recommendation was approved by the Board of Directors and will be voted on at the annual meeting. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted for the seventeen Nominees listed on pages 6 and 7, all of whom are recommended by the Nominating Committee and the Board of Directors of the Company and have consented to be named and to serve if elected.
The Company does not presently know of anything that would preclude any Nominee from serving; however, should any Nominee for any reason become unable or unwilling to serve as a Director, the number of Directors to be elected will be reduced accordingly.
The name of each Nominee designated by the Board of Directors of the Company for election as a Director of the Company and certain information provided by such Nominee to the Company are set forth in the table below. Seven of the current Nominees served as initial Directors of the Bank from October 22, 1986, when the Bank’s charter was issued until the first Annual Meeting of Shareholders on April 14, 1987, and were elected to serve a one year term at such Annual Meeting. All of the above seven Directors of the Bank were elected to serve one-year terms at subsequent Annual Meetings. All of the above seven Directors of the Bank were elected Directors of the Company upon its organization in 1995. Alan I. Nussbaum, MD and Edmund Rhett, Jr., MD, were first elected as Directors of the Company during 1999. Dr. Linda J. Bradley McKee, CPA was first elected as a Director of the Company during 2002. They were all re-elected as Directors of the Company to serve one year terms at subsequent Annual Meetings. Graham M. Eubank, Jr., Richard W. Hutson, Jr. and Malcolm M. Rhodes, MD were elected pursuant to the By-Laws of the Company on December 16, 2004, and were elected to serve one year terms at subsequent annual meetings. Fleetwood S. Hassell was elected pursuant to the By-Laws of the Company on December 15, 2005, and was elected to serve one year terms at subsequent annual meetings. Glen B. Haynes, DVM was elected pursuant to the By-Laws of the Company on December 14, 2006 and was elected to serve a one year term at subsequent annual meetings. All of current Nominees, except David W. Bunch and David R. Schools, served as Directors of the Company from April 8, 2008, the date of the last Annual Meeting of Shareholders.

		Positions and
		Offices Held		Business Experience
		With	Family	1987-2009 and
Name	Age	Corporation	Relationship	Other Directorships

David W. Bunch	58	None	None	President, Hughes Motors, Inc. (retail truck) 1997-2009 Vice-President, Bunch Leasing Co., Inc. (leasing truck) 1997-2009 Vice-President, Florence Truck Center, Inc. (retail truck) 1997-2009 Partner, Bunch & Sons (real estate) 1972-2009 Managing Member, Wando Properties, LLC (real estate) 1986-2009 President, Double D. Leasing Co., Inc. (leasing truck) 1976-2009

C. Ronald Coward	73	Director	None	Chairman, Coward Hund Construction Company, Inc. (construction) 2004-2009; President, 1976-2004

Graham M. Eubank, Jr.	41	Director	None	President, Palmetto Ford, Inc. (retail automobile) 2000-2009; Vice President 1996-2000

Fleetwood S. Hassell	49	Executive Vice President	Brother-in-law Charles G. Lane, Director	The Bank of South Carolina (banking) 1986-2009

Glen B. Haynes, DVM	54	Director	None	Westbury Veterinary Clinic (Veterinary) 1984 — 2009

William L. Hiott, Jr.	64	Executive Vice President, Treasurer, Director	None	The Bank of South Carolina (banking) 1986-2009

Katherine M. Huger	67	Director	None	Emerita Professor of Economics, Charleston Southern University; Assistant Professor of Economics, Charleston Southern University (education) 1972-2004

Richard W. Hutson, Jr.	51	Secretary Director	None	Manager, William M. Means Company Insurance, LLC (insurance) 1998-2009; Sole Proprietor, William M. Means Insurance Co. (insurance) 1992-1998

		Positions and
		Offices Held		Business Experience
		With	Family	1987-2009 and
Name	Age	Corporation	Relationship	Other Directorships

Charles G. Lane	54	Director	Brother of Hugh C. Lane, Jr.; Brother-in-law Fleetwood S. Hassell, Executive Vice President	Managing Member — Holcombe, Fair & Lane, LLC (real estate) 1996 – 2009; Associate – Holcombe & Fair Realtors 1987 – 1996

Hugh C. Lane, Jr.	61	President, Chief Exec. Officer, Director	Brother of Charles G. Lane	The Bank of South Carolina (banking) 1986-2009

Louise J. Maybank	69	Director	None	Active in community programs

Dr. Linda J. Bradley McKee, CPA	58	Director	None	Director, MS in Accountancy Program – College of Charleston (education) 1998 – 2007; Chairman, Dept. of Accountancy 1999-2004; Associate Professor 1999 – 2009; Assistant Professor 1993 – 1999

Alan I. Nussbaum, MD	57	Director	None	Physician in private practice with Rheumatology Associates, PA

Edmund Rhett, Jr., MD	61	Director	None	Physician in private practice as Edmund Rhett, Jr., PA 2007-2009; Physician in private obstetrical practice with Low Country Obstetrics & Gynecology, PA 1977-2007

Malcolm M. Rhodes, MD	50	Director	None	Physician in private practice with Parkwood Pediatric Group

David R. Schools	50	None	None	President and CEO, Piggly Wiggly Carolina Company 2007-2009 Senior Vice President, Piggly Wiggly Carolina Company 1999-2007

Thomas C. Stevenson, III	58	Director	None	President, Fabtech, Inc. (metal fabrication) 1991-2009; Private Investor 1990-91; Chairman of the Board — Stevenson Hagerty, Inc. (diversified holding company) 1984- 1990

Committees of the Board of Directors
Hugh C. Lane, Jr. presently serves as President of the Board of Directors. The Board has four committees: the Executive/Long-Range Planning Committee, resulting from the merger of the Executive Committee and the Long-Range Planning Committee in 2004, the Compensation Committee, the Nominating Committee, and the Audit and Compliance Committee. The Compensation Committee and the Nominating Committee were established at the regular monthly meeting of the Board of Directors on December 18, 2003.
The Executive/Long-Range Planning Committee consists of the President of the Company and six designated Directors. The President of the Company chairs the Committee. At present, the fixed membership of the Committee consists of C. Ronald Coward, Fleetwood S. Hassell, William L. Hiott, Jr., Charles G. Lane, Hugh C. Lane, Jr., Alan I. Nussbaum, MD, and Thomas C. Stevenson, III. During 2008, this Committee held four meetings. In addition to long-range and strategic planning, the principal function of the Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Executive Committee acts on behalf of the entire Board of the Company between the regular Board Meetings.
The Audit and Compliance Committee reviews and examines detailed reports of the internal auditor for the Bank; meets periodically with the internal auditor; reviews reports of regulatory bodies having jurisdiction over the Company and the Bank; evaluates internal accounting controls; recommends and approves the engagement and continuation of engagement of independent auditors, the scope of their work and the fees for their services; and meets with and considers recommendations of the independent auditors for the Company and the Bank. The Audit and Compliance Committee consists of Dr. Linda J. Bradley McKee, CPA, C. Ronald Coward, Graham M. Eubank, Jr., Glen B. Haynes, Richard W. Hutson, Jr., Alan I. Nussbaum, MD, and Malcolm M. Rhodes, MD, all independent Directors of the Company. The Audit and Compliance Committee met five times during 2008.
The Compensation Committee consists of Thomas C. Stevenson, III and Graham M. Eubank, Jr., both independent Directors of the Company. The function of the Compensation Committee is to recommend the compensation of Executive Officers to the Directors of the Company. The Compensation Committee did not meet in 2008.
The Nominating Committee consists of C. Ronald Coward, Graham M. Eubank, Jr. and Edmund Rhett, Jr., MD all independent Directors of the Company. The function of the Nominating Committee is to recommend a slate of proposed Directors to the Board of Directors of the Company. The Nominating Committee has adopted a written Charter. The Charter was attached as Exhibit A to the 2005 Proxy Statement. The Nominating Committee met two times during 2008.
Report of the Audit and Compliance Committee of the Board of Directors
Membership and Role of the Audit and Compliance Committee
The Audit and Compliance Committee (the “Audit Committee”) presently consists of seven members of the Board of Directors. During 2008, the Audit Committee held five meetings. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was attached as Exhibit A to the 2004 Proxy Statement. Members are considered to be independent of the Company under applicable rules and regulations, including Rule 4200(a) (15) of the National Association of Securities Dealers.
Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2008
The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2008. The Audit Committee has discussed with Elliott Davis, LLC, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Elliott Davis, LLC with that firm. Based on the Audit Committee’s review and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.
Submitted by:
Alan I. Nussbaum, MD, Chairman
C. Ronald Coward
Graham M. Eubank, Jr.
Glen B. Haynes
Richard W. Hutson, Jr.
Dr. Linda J. Bradley McKee, CPA
Malcolm M. Rhodes, MD
Nominations for Director
Nominations, other than those made by the Nominating Committee of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of Shareholders calling for election of Directors; provided however, that if less than 21 days notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the 7th day following the day on which the Notice of Meeting was mailed. Nominations not made according to these procedures will be disregarded.
Nominating Committee Policy for Shareholder Nominations
The Nominating Committee has a policy with regard to consideration of any Director candidates recommended by security holders and that policy is to consider any and all such recommendations. The Nominating Committee has adopted specific minimum qualifications which the Nominating Committee believes must be met by a Nominating Committee recommended Nominee for a position on the Company’s Board of Directors, and those are that such Nominee must be generally recognized as successful in such Nominee’s business or community efforts, have a generally recognized reputation for honesty and integrity, have demonstrated such Nominee’s commitment to the community in which the Company and its subsidiary Bank operates and have demonstrated in meetings with the Nominating Committee such Nominee’s commitment to the best interests of the Company, its subsidiary Bank, and their officers, directors, employees and shareholders. The Nominating Committee’s process for identifying and evaluating Nominees for Director of the Company and its subsidiary Bank, including Nominees recommended by security holders, is to investigate whether or not such Nominee meets the specific minimum qualifications adopted as a policy by the Nominating Committee through contacts the members of the Nominating Committee have in their community. There are no differences in the manner in which the Nominating Committee evaluates Nominees for Director based on whether the Nominee is recommended by a security holder.
The Company does not utilize or pay a fee to any third party to evaluate Nominees for Director.
Directors’ Meetings
The Board of Directors of the Company held seven meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2008. No Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

Compensation of Executive Officers and Directors
The following table sets forth all remuneration (including remuneration under any contract, authorization or arrangement, whether or not set forth in a formal document) paid during the years ended December 31, 2008, 2007 and 2006 by the Bank to the three Executive Officers of the Company and the Bank, and one retired Executive Officer of the Company and Bank, whose cash remuneration from the Bank exceeded $100,000.00 dollars for their services in all capacities. Such Executive Officers receive no compensation from the Company as Executive Officers or as Directors or in any other capacity.

SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred	All
Name and Principal				Stock	Option	Incentive Plan	Compensation	Other
Position	Year	Salary(1)	Bonus(2)	Awards	Awards	Compensation	Earnings	Compensation(3)		Total
Hugh C. Lane, Jr. President and Chief Executive Officer	2008	210,101.45	100.00					19,572.15		229,773.60
	2007	200,001.37	1,600.00					18,136.27		219,737.64
	2006	190,000.00	1,600.00					21,630.52		213,230.52

William L. Hiott, Jr. Executive Vice President and Treasurer	2008	180,101.45	100.00					16,777.48		196,978.93
	2007	175,001.53	1,600.00					15,887.26		192,488.79
	2006	167,000.00	1,600.00					19,033.98		187,633.98

Fleetwood S. Hassell Executive Vice President	2008	145,101.29	100.00					13,517.02		158,718.31
	2007	135,001.45	1,600.00					12,288.81		148,890.26
	2006	120,000.00	1,600.00					13,728.00		135,328.00

Nathaniel I. Ball, III Retired Executive Vice President and Secretary	2007							140,600.00	(4)	140,600.00
	2006							149,649.09		146,649.09

1)
The Compensation Committee consisting of Graham M. Eubank, Jr., and Thomas C. Stevenson, compared salaries for similar positions at similar sized banks within South Carolina as well as the overall bank and individual performance. Once the salary levels were established by the Compensation Committee, the salaries were recommended to the Board of Directors for approval.

2)
The bonus consists of a $100 bonus presented to all employees at Christmas in 2006, 2007 and 2008 and a $1,500 bonus presented in January 2006 and 2007, respectively to all employees employed before July 1, 2005 and July 1, 2006.

3)
On November 2, 1989, the Bank adopted an Employee Stock Ownership Plan and Trust Agreement (the “Plan”) to provide retirement benefits to eligible employees for long and faithful service. The other compensation represents the amount contributed to the Bank’s ESOP.

4)	Nathaniel I. Ball, III, retired on July 31, 2005. The amount reported in 2007 and 2006 represents severance pay.

An employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one year of service (1,000 hours of service). The employee may enter the plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted. The amount and time of contributions are at the sole discretion of the Board of Directors of the Bank. The contribution for all participants is based solely on each participant’s respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.
A participant becomes vested in the ESOP based upon the employee’s credited years of service. The vesting schedule is as follows;

•	1 year of service	0% Vested
•	2 Years of Service	25% Vested
•	3 Years of Service	50% Vested
•	4 Years of Service	75% Vested
•	5 Years of Service	100% Vested
The Plan became effective as of January 1, 1989 and amended effective January 1, 2007 and approved by the Board of Directors on January 18, 2007. This amendment was made to comply with the Pension Protection Act of 2006.
The Board of Directors of the Bank approved the contribution of $288,000 to the ESOP for the fiscal year ended December 31, 2008. The contribution was made during 2008. Thomas C. Stevenson, III, Sheryl G. Sharry and Hugh C. Lane, Jr., currently serve as Plan Administrators and as Trustees for the Plan. The Plan currently owns 226,533 shares or 5.70% of the Company’s Common Stock.
During the fiscal year ended December 31, 2008, the Company had no plans or arrangements pursuant to which any Executive Officer, Director or Principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits. Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week.
OPTION AWARDS

Equity Incentive
		Number of	Plan Awards: Number
	Number of Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised Options	Unexercised Options	Unexercised	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Unearned Options	Price	Date
Hugh C. Lane, Jr.	—	—	—	—	—
William L. Hiott, Jr.	—	—	—	—	—
Fleetwood S. Hassell	—	—	—	—	—

On April 14, 1998, the Shareholders of the Company approved an Incentive Stock Option Plan for the benefit of eligible officers and employees of the Bank and reserved a total 180,000 shares. On April 16, 1998, the Bank granted options to purchase Common Stock in the aggregate amount of 146,000 shares to 52 employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the Incentive Stock Option Plan. These grants included those to Hugh C. Lane, Jr., William L. Hiott, Jr., and Fleetwood S. Hassell, Executive Officers and Directors and Nathaniel I. Ball, III, (retired) Executive Officer and Director. As adjusted for a 10% stock dividend paid on May 15, 1998, 198,000 shares were being held in reserve.
As of July 10, 2000, all of the option holders, including the above Executive Officers, terminated their existing stock options. There was no obligation on the part of the Company or The Bank of South Carolina to issue additional or replacement options. No options were exercised in 1998, 1999 or 2000. On May 14, 2001, the Bank granted options to purchase Common Stock in the aggregate amount of 152,350 shares to 45 employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the Incentive Stock Option Plan. These grants included those to Hugh C. Lane, Jr., William L. Hiott, Jr., and Fleetwood S. Hassell, Executive Officers and Directors and Nathaniel I. Ball, III, (retired) Executive Officer and Director. Except for those options granted to Hugh C. Lane, Jr. as described below, all of the options were granted at an exercise price of $13.50 per share. No additional options were granted during 2001. Options to purchase 9,500 shares were granted at an exercise price of $14.925 per share to 4 employees of the Bank during 2002. Options to purchase 13,500 shares with an exercise price of $14.20 per share were granted to 13 employees in 2003. Options to purchase 4,000 shares with an exercise price of $14.00 were granted to one employee in 2004. No options were exercised during 2001, 2002, 2003 or 2004. Options to purchase 32,500 shares with an exercise price of $16.62 were granted to twenty-one employees in 2006. Options to purchase 5,000 shares with an exercise price of $15.99 and options to purchase 5,000 shares with an exercise price of 15.51 were granted to two employees in 2007. During 2008, options to purchase 4,500 shares with an exercise price of $14.19 were granted to two employees.
As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005 and a 25% stock dividend effective on April 28, 2006, there are currently 38,541 shares being held in reserve. There are currently outstanding options to purchase 13,532 shares at an option price of $9.39 per share, options to purchase 62,616 shares at an option price of $8.92 per share, options to purchase 17,250 shares at an option price of $16.62 per share, options to purchase 5,000 shares at an option price of $15.99 per share, options to purchase 5,000 shares at an option price of $15.51 per share and options to purchase 2,000 shares at an option price of $14.19 resulting in total outstanding options to purchase 105,398 shares at the prices set forth above.
As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005 and a 25% stock dividend effective April 28, 2006, options to purchase 44,853 shares with an exercise price of $8.92 per share, options to purchase 11,343 shares with an exercise price of $9.87, options to purchase 4,537 shares with an exercise price of $9.39 per share, options to purchase 5,500 shares with an exercise price of $9.26 per share, options to purchase 15,250 shares with an exercise price of $16.62 per share and options to purchase 2,500 shares with an exercise price of $14.19 have expired. There were 32,500 options granted during 2006 with an exercise price of $16.62. During 2007, there were 5,000 options granted with an exercise price of $15.99 and 5,000 options granted with an exercise price of $15.51. There were 4,500 options granted during 2008 with an exercise price of $14.19.

On October 2, 2005, Nathaniel I. Ball, III (retired) Executive Officer and Director, in accordance with the Incentive Stock Option Plan, exercised his options to purchase 16,637 shares of common stock. The stock was purchased with the redemption of 10,300 shares of Bank of South Carolina Corporation common stock (personally held) with a price of $18.00 a share and the payment of $225 cash. On May 14, 2006 in accordance with the Incentive Stock Option Plan, options to purchase 67,220 shares of common stock became exercisable. Hugh C. Lane, Jr. exercised his option to purchase 24,956 shares at $9.82 per share. Twenty-four employees, including William L. Hiott, Jr. Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their option to purchase 39,846 shares of common stock at $8.92 per share. William L. Hiott purchased 4,159 shares and Fleetwood S. Hassell purchased 2,495 shares. On December 4, 2006 Janice Flynn, former Senior Vice President exercised her options to purchase 6,655 shares at $8.92 per share and 3,025 shares at $9.87 per share. Her shares became fully vested due to permanent disability. On May 14, 2007 in accordance with the Incentive Stock Option Plan, options to purchase 27,488 shares at $8.92 per share became exercisable. Twenty employees, including William L. Hiott, Jr., Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their options to purchase 24,257 shares of common stock at $8.92 per share. William L. Hiott, Jr. purchased 4,159 shares and Fleetwood S. Hassell purchased 2,495 shares. On May 14, 2008 in accordance with the Incentive Stock Option Plan, options to purchase 27,488 shares at $8.92 per share became exercisable. Fourteen employees, including William L. Hiott, Jr. Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their options to purchase 20,268 shares of common stock at $8.92 per share. On May 15, 2008 in accordance with the Incentive Stock Option Plan, options to purchase 3,174 at 9.39 per share became exercisable. Eight employees exercised their options to purchase 2,347 shares of common stock at 9.39 per share. All stock options were fully vested and fully exercisable.
Hugh C. Lane, Jr., President and Chief Executive Officer, was granted the option to purchase 16,500 shares of Common Stock of the Company pursuant to the Incentive Stock Option Plan at a price of $14.85 per share. The option was exercisable on May 14, 2006 and would have expired if not exercised on that date. William L. Hiott, Jr., Executive Vice President and Treasurer, was granted the option to purchase 13,750 shares of Common Stock of the Company and Fleetwood S. Hassell, Executive Vice President was granted the option to purchase 8,250 pursuant to the Incentive Stock Option Plan at a price of $13.50 per share. All of these options became exercisable in five 20% increments beginning May 14, 2006, with an additional 20% to be exercisable on and for the year following each successive anniversary. The right to exercise each such 20% of each option is cumulative and will not expire until the 10th anniversary of the date of the grant.
As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective on April 29, 2005 and a 25% stock dividend effective April 28, 2006, William L. Hiott, Jr., Executive Vice President and Treasurer, has the option to purchase 8,319 shares at a price of $8.92 per share and Fleetwood S. Hassell, Executive Vice President, has the option to purchase 4,992 shares at a price of $8.92 per share and 5,000 shares at a price of $16.62. The options to purchase 5,000 shares at a price of $16.62 per share were granted to Fleetwood S. Hassell on May 17, 2006 and will be exercisable on May 17, 2011.
In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of 24% of the Common Stock of the Company or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of the Company stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one year immediately following the date of acceleration but not thereafter.
In the case of termination of employment of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of Common Stock as to which he or she has become vested. The option holder may exercise the option with respect to such shares no more than 30 days after the date of termination of employment (but in any event prior to the expiration date).
In the event that the option holder’s employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five year vesting schedule. The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the option holder’s retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five year schedule. The option holder may exercise the option following his or her retirement until the expiration date.
In the event the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five year vesting schedule. The person or persons entitled to exercise the option following the option holder’s death may exercise the option until the expiration date.
In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her termination of employment on account of his or her legal disability without regard to the five year vesting schedule. The option holder may exercise the option following such termination of employment until the expiration date.
The Stock Incentive Plan provides for adjustment in the number of shares of Common Stock authorized under the Plan or granted to an employee to protect against dilution in the event of changes in the Company’s capitalization, including stock splits and dividends.
Shown below is information with respect to unexercised options to purchase Common Stock of the Company held by the named Executive Officers at December 31, 2008.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	# of Shares		Options/SARS		Options/SARS
	Acquired	Value	at Year-End (#)		at Year-End (#)
	On Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Hugh C. Lane, Jr.	24,956	245,068	0	0	0	$0
Fleetwood S. Hassell	7,485	66,766	0	9,992	0	$127,629
William L. Hiott, Jr.	12,477	111,295	0	8,319	0	$74,205
Transactions and Relations with Directors, Executive Officers, and their Associates and Affiliates of Directors
DIRECTOR COMPENSATION

	FEES
	EARNED
	OR PAID
NAME	IN CASH	TOTAL
C. Ronald Coward	$7,150	$7,150
Graham M. Eubank, Jr.	$4,950	$4,950
T. Dean Harton (Deceased)	$900	$900
Fleetwood S. Hassell	—	—
Glen B. Haynes, DVM	$7,750	$7,750
William L. Hiott, Jr.	—	—
Katherine M. Huger	$5,400	$5,400
Richard W. Hutson, Jr.	$4,950	$4,950
Charles G. Lane, Jr.	$5,500	$5,500
Hugh C. Lane, Jr.	—	—
Louise J. Maybank	$6,300	$6,300
Dr. Linda J. Bradley McKee, CPA	$4,650	$4,650
Alan I. Nussbaum, MD	$6,850	$6,850
Edmund Rhett, Jr. MD	$5,350	$5,350
Malcolm M. Rhodes, MD	$5,050	$5,050
Thomas C. Stevenson, III	$7,050	$7,050

Non-officer Directors of the Company received $150.00 for each meeting of the Board of Directors of the Company attended and non-officer Directors of the Bank received $300.00 for each meeting of the Board of Directors of the Bank attended and $150.00 for each Company or Bank Board Committee meeting attended.
The Company does not have any existing continuing contractual relationships with any Director, Nominee for election as Director or Executive Officer of the Company or the Bank, or any Shareholder owning, directly or indirectly, more than 5% of the shares of Common Stock of the Company, or any associate of the foregoing persons. Directors, Executive Officers, Nominees for election as Directors, and members of the immediate family of any of the foregoing have had in the past, have at present, and will have in the future, customer relationships with the Bank. Such transactions have been and will continue to be made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and such transactions did not and will not involve more than the normal risk of collectability or present other unfavorable features.
William L. Hiott, Jr. Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, failed to file one Form 4 in a timely manner.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
The appointment of Elliott Davis, LLC as independent public accountants was approved by the Audit Committee of the Board of Directors and ratified by the Shareholders at the 2006, 2007 and 2008 Annual Shareholders Meetings. At the 2009 Annual Shareholders’ Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:
RESOLVED, that the selection of Elliott Davis, LLC as the independent certified public accountants of Bank of South Carolina Corporation (the “Company”) and its sole subsidiary, The Bank of South Carolina (the “Bank”), for the fiscal year ending December 31, 2009, is hereby ratified.
If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its Shareholders.
The services provided by Elliott Davis, LLC included the examination and reporting of the financial status of the Company and the Bank. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.
Elliott Davis, LLC assisted in the preparation of the Company’s and Bank’s tax returns for the fiscal year ending December 31, 2006 through 2008. These non-audit services were routine in nature and did not compose more than 25% of the total fees paid to Elliott Davis, LLC in 2006, 2007 or 2008.
A representative of Elliott Davis, LLC is expected to attend the Annual Shareholders’ Meeting with the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.
Before the independent certified public accountants of the Company and the Bank are engaged to render non-audit services for the Company or the Bank, each engagement is approved by the Audit Committee. All of the audit and tax services provided by Elliott Davis, LLC for the fiscal year ending December 31, 2008 were preapproved by the Audit Committee.

Audit Fees
Elliott Davis, LLC’s aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Form 10-KSB and 10-K and Quarterly Reports on Form 10-QSB and 10-Q were $60,750 in 2008, $54,800 in 2007 and $33,500 in 2006.
Tax Fees
Elliott Davis, LLC’s fees for tax compliance services were $9,300 in 2008, $7,000 in 2007 and $7,695 in 2006.
The Audit Committee of the Board of Directors has determined that the provision of tax services is compatible with maintaining the accountant’s independence.
OTHER MATTERS
Management is not aware of any matters to come before the meeting that will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.
However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed Proxy Form will vote thereon according to their best judgment.
PENDING LITIGATION
In the opinion of management, there are no legal proceedings pending other than routine litigation incidental to its business including amounts which are not material to the financial condition of the Company and the Bank. To the knowledge of management, no proceedings have been instituted or are contemplated by or against any government authority against or by the Company or the Bank.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board of Directors has adopted a process by which security holders may send communications to the Board of Directors of the Company. That process is for any security holder to send a written communication to Hugh C. Lane, Jr., President, Bank of South Carolina Corporation, 256 Meeting Street, Charleston, South Carolina 29401, or to fax such communication to Hugh C. Lane, Jr., President, at (843) 724-1513. A security holder is free to address any communication to any Director at the address of such Director set forth in this Proxy Statement. Any communication from a security holder received by the President shall be sent to all Members of the Executive Committee and, if any member of the Executive Committee so directs, will be sent to all members of the Board of Directors.

ANNUAL REPORT
The Annual Report for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on Form 10-K, is mailed herewith to all Shareholders.
SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL SHAREHOLDERS’ MEETING
Shareholder proposals, if any, for inclusion in the Proxy Statement relating to the 2010 Annual Shareholders’ meeting, must be addressed to and received in the office of the President no later than December 4, 2009.
By Order of the Board of Directors
/s/Richard W. Hutson, Jr.
Richard W. Hutson, Jr.
Secretary
February 26, 2009

PROXY CARD
BANK OF SOUTH CAROLINA CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 14, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
KNOW ALL PERSONS BY THESE PRESENTS THAT I, the undersigned Shareholder of Bank of South Carolina Corporation (the Company) do hereby appoint Edmund Rhett, Jr., MD, Richard W. Hutson, Jr. and Louise J. Maybank, (no officer or employee of the Company or any subsidiary may be appointed), or any one of them, with full power to act alone, my true and lawful attorney(s) with full power of substitution, to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina on Tuesday, April 14, 2009, at 2:00 p.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon the following matters:
The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below). ☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

David W. Bunch, C. Ronald Coward, Graham M. Eubank, Fleetwood S. Hassell, Glen B. Haynes, DVM, William L. Hiott, Jr., Katherine M. Huger, Richard W. Hutson, Jr., Charles G. Lane, Hugh C. Lane, Jr., Louise J. Maybank, Dr. Linda J. Bradley McKee, CPA, Alan I. Nussbaum, MD, Edmund Rhett, Jr., MD, Malcolm M. Rhodes, MD., David R. Schools, Thomas C. Stevenson, III.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	APPROVAL OF ELLIOTT DAVIS, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	The transaction of such other business as may properly come before the meeting.
Each properly executed proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted “FOR” the nominees, “FOR” Elliott Davis, LLC and in the discretion of the Proxies, on any other business as may properly come before the meeting.
The undersigned hereby acknowledges receipt of the Company’s 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Dated:	, 2009

Signature(s) of Shareholder(s)
Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.

BANK OF SOUTH CAROLINA CORPORATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON
APRIL 14, 2009
THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE ON THE INTERNET AT THE BANK OF SOUTH CAROLINA CORPORATION WEBSITE: WWW.BANKSC.COM.
The materials available on the website include the Proxy Statement, the Annual Report, the Notice of Annual Meeting of Shareholders and the Proxy Card.